UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2012

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2930 W. Sam Houston Pkwy N., Suite 300 Houston, Texas		77043
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On August 21, 2012, Flotek Industries, Inc. (the “Company”) received a notice from the Plan Administrator for the Flotek Industries, Inc. 401(k) Plan (the “Plan”) of a blackout period (the “Blackout Period”) with respect to the Plan pursuant to Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended. The Blackout Period is required because the Plan is changing its recordkeeper and service provider from ADP Retirement Services, Inc. to Merrill Lynch, Pierce, Fenner & Smith Incorporated and its trustee from DWS Trust Company to Bank of America, N.A. During the Blackout Period, participants in the Plan will be unable to change their contribution rates, request withdrawals or distributions, request new loans, change investment selections or otherwise perform account transactions under the Plan, including with respect to common stock of the Company, which is an investment option under the Plan. The Blackout Period will begin at the close of the market (3:00 p.m. Central Time) on September 21, 2012 and is expected to end on October 23, 2012.

On August 24, 2012, the Company sent a notice to its directors and executive officers informing them of the Blackout Period and the restrictions on trading in the common stock of the Company (including with respect to derivatives) that apply to them during the Blackout Period. This notice was provided to directors and executive officers pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Section 104 of Regulation BTR promulgated pursuant to the Securities Exchange Act of 1934, as amended. A copy of such notice is attached as Exhibit 99.1 to this report and is incorporated herein by this reference.

During the Blackout Period and for a period of two years after the ending date of the Blackout Period, stockholders and other interested parties may obtain, without charge, the actual beginning and ending dates of the Blackout Period by contacting the Corporate Secretary, c/o Flotek Industries, Inc., 2930 W. Sam Houston Pkwy N., Suite 300, Houston, Texas.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Notice of Blackout Period to Directors and Executive Officers dated August 24, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: August 24, 2012	/s/ Jesse E. Neyman
Jesse E. Neyman
Executive Vice President, Finance

EXHIBIT INDEX

Exhibit Number	Description

99.1	Notice of Blackout Period to Directors and Executive Officers dated August 24, 2012.